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                                                                    EXHIBIT 10.4

                              RYAN, BECK & CO., LLC
                           COMMON UNIT OPTION PROGRAM

                  1. PURPOSES OF THE PLAN. The general purpose of this Common Unit Option Program (the "Plan") is to promote the interests of Ryan, Beck & Co., LLC, a New Jersey limited liability company (the "LLC" or the "Company") and its current sole member, BankAtlantic Bancorp, Inc., a Florida corporation (the "Majority Member") by (i) providing certain managers, officers and employees of the LLC and subsidiaries of the LLC (the "Participants") with an option to purchase Common Units of the LLC (an "Option") and thereby provide an additional incentive to continue and increase their efforts aimed at furthering the growth and success of the LLC and its subsidiaries, (ii) providing a means for attracting and retaining the best available personnel to participate in the ongoing business operations of the LLC and its subsidiaries, and (iii) providing a means for rewarding outstanding performance by any of the persons described above.

                  2. DEFINITIONS. Capitalized terms used in this Plan that are not defined herein shall have the meanings given to such terms in the LLC's Limited Liability Company Amended and Restated Operating Agreement dated as of March 29, 2002, as amended from time to time thereafter (the "LLC Agreement").

                  3. COMMON UNITS SUBJECT TO THIS PLAN. As of March 29, 2002, there were issued to the Majority Member 5,000,000 Common Units of the LLC. Not more than a total of ten percent of the units of the LLC as of March 29, 2002, or 500,000 Common Units in the aggregate, may be granted pursuant to Awards granted hereunder. Common Units issued under this Plan and later repurchased or otherwise reacquired by the LLC shall, unless this Plan shall have been terminated, become available for future grants under this Plan. In the event that any Option to purchase Common Units expires or is forfeited for any reason, the Common Units allocable to the unexercised or forfeited Option may again become available for future grants under this Plan. All Common Units issuable upon exercise of an Option granted under this Plan shall be issued pursuant to the LLC Agreement, this Plan and an Option Award Agreement between the LLC and the Participant (the "Option Award Agreement"). Options for more than 250,000 Common Units may not be issued to any single Participant during the term of the Plan.

                  4. ADMINISTRATION OF THE PLAN.

                  (a) PROCEDURE. This Plan shall be administered by the Board of Directors of the LLC (the "Board"). Subject to the provisions of this Plan and the LLC Agreement including in each case subject to the rights of the Majority Member hereunder, the Board shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operations, including without limitation, to do the following: (i) to grant Options for such period as the Board shall determine; (ii) to determine the cash consideration, if any, required to be paid by a Participant upon exercise of an Option, specifically subject to Section 6(a)(iv) hereof; (iii) to determine the Participants to whom, and the time or times at which, and the other terms upon which Options shall be granted specifically subject to Section 6(a); (iv) to interpret and resolve all questions arising under this Plan; (v) to prescribe, amend and rescind rules and regulations relating to this Plan and, in the exercise of this power, to correct any defect, omission or


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inconsistency in this Plan or in any agreement relating to an Option (including, without limitation, any Option Award Agreement or Grant Letter), in a manner and to the extent the Board shall deem necessary or expedient to make this Plan fully effective; (vi) with the consent of the Participant, modify or amend the terms of each Option; (vii) to authorize any person to execute on behalf of the LLC any instrument required to effectuate the grant of an Option previously granted by the Board, including, without limitation, the Option Award Agreement and Grant Letter related thereto; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

                  (b) DELEGATION BY THE BOARD. The Board, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to the Compensation Committee of the Board (the "Compensation Committee"), which shall consist of a majority of outside directors.

                  (c) BOARD'S DETERMINATIONS. Subject to Section 6(a), in making determinations under this Plan, the Board may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the LLC, or its subsidiaries, as the case may be, and such other factors as the Board in the Board's discretion shall deem relevant. Subject to Section 6(a), all decisions, determinations and interpretations of the Board shall be final and binding on all persons, including without limitation Participants to whom Options are granted under this Plan and all holders of Common Units so purchased ("Unitholders").

                  5. ELIGIBILITY. Options granted hereunder may be granted only to persons who are managers, officers or employees of the LLC or its subsidiaries. No person shall have the right to participate in the Plan except as the Board may determine. Any person selected by the Board for participation during any one period will not by virtue of such participation have the right to be selected as a participant for any other period. A Participant who has been granted an Option may, if such Participant is otherwise eligible, be granted additional Options.

                  6. TERMS OF GRANT.

                  (a) RIGHTS TO PURCHASE. Options may be granted under the Plan at any time and from time to time prior to termination of the Plan pursuant to
Section 8(b) hereof. Prior to granting Options hereunder to executive officers of the Company, the Chairman of the Board shall notify in writing via e-mail or other means, the President of the Majority Member (or in his absence or incapacity, its chief financial officer) of the names of the proposed Participants and the proposed terms, including vesting schedule, of their grant. The President (or in his absence or incapacity, the chief financial officer) shall have the right to approve or object in writing via e-mail or other means to such grants. If such grants are not approved, they shall not be made. Subject to the provisions of the Plan, the Board shall have authority and discretion to determine:

                           (i) the Participant(s) to whom Options are to be granted hereunder;

                           (ii) the time or times at which such Options shall be granted;

                           (iii) the number of Common Units subject to each Option;




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                           (iv) the per-unit cash purchase price (the "Purchase
         Price") for the Common Unit to be issued subject to the exercise of Options granted pursuant to the Plan and each applicable Option Award Agreement, which Purchase Price shall be determined at the time each Option is granted by the Board, and, unless otherwise approved in advance by both the Compensation Committee and the Majority Member, may not be less than the fair market value per-unit as of the date of grant as determined in good faith by the Compensation Committee, confirmed by an independent valuation service engaged by the Board, and approved by the Majority Member;

                           (v) the time or times after grant when such Options may be exercised;

                           (vi) any vesting schedule with respect to the Options; and

                           (vii) such other terms and conditions applicable to any Option that are not inconsistent with this Plan, the LLC Agreement, the Grant Letter and the Option Award Agreement between the LLC and the Participant.

The terms and conditions of any Option granted hereunder need not be identical to those of any other Option granted hereunder.

                  (b) GRANT BY GRANT LETTER; METHOD OF EXERCISE - OPTION AWARD AGREEMENT. Each Option granted under the Plan shall be approved by the Board and evidenced by a letter executed by the LLC and addressed to the prospective Participant (the "Grant Letter").

                  To exercise the Option, the Participant first must deliver a written notice of a proposed exercise date to the Chief Executive Officer of the Company not less than 10 days prior to the Participant's proposed exercise date, giving the specific exercise date and amount of units being exercised. The Company may delay the exercise date by up to 25 business days by written notice to the Participant (and if the Company extends the exercise date, the Participant shall continue to have the right to exercise through such extended exercise date). Each exercise of such Option by the Participant shall be evidenced by (i) payment in full, in cash or other immediately available funds, of the Purchase Price for the Common Units (issuable upon exercise of the Option) within the Exercise Period (as defined in the Grant Letter), in each case as specified in the Grant Letter, (ii) payment of all applicable withholding taxes, and (iii) the execution and delivery by the Participant to the LLC of the Option Award Agreement attached to the Grant Letter with respect to such Option, the LLC Agreement as amended from time to time and the Right of First Refusal and Drag Along Agreement, as amended from time to time (the "Drag-Along Agreement"). Each Option Award Agreement shall contain such terms and conditions as the Board in its discretion shall determine, and shall be executed by each of the LLC and the Participant. In the case of any inconsistency between or among the LLC Agreement, the Plan, the Drag-Along Agreement, the Option Award Agreement or the Grant Letter, the provisions of the document earliest in this sentence shall govern.

                  (c) TRANSFER. Options authorized hereunder and granted pursuant to a Grant Letter and an Option Award Agreement shall not be transferable otherwise than by testamentary will or by the laws of descent and distribution, and during a Participant's lifetime an Option shall be exercisable only by the Participant. Common Units purchased upon the exercise of an Option




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pursuant to this Plan shall not be transferable except as permitted by the terms of the LLC Agreement and Option Award Agreement between the LLC and the transferor Participant.

                  (d) EXECUTION OF LLC AGREEMENT ADDENDUM. Unless otherwise provided by the Board and the Majority Member, no Common Units shall be issued to a Participant upon the exercise of an Option until and unless such Participant executes an addendum to the LLC Agreement, pursuant to which the Participant agrees to be bound by all of the terms and conditions of such agreement. COMMON UNITS SHALL BE TRANSFERABLE ONLY IN ACCORDANCE WITH THE TERMS OF THE LLC AGREEMENT, THE AWARD AGREEMENT AND THE DRAG-ALONG AGREEMENT AND ANY APPLICABLE FEDERAL AND STATE LAW. ANY PURPORTED TRANSFER IN VIOLATION OF THE LLC AGREEMENT, THE AWARD AGREEMENT AND THE DRAG-ALONG AGREEMENT SHALL BE INVALID.

                  (e) TAX WITHHOLDING. In the event that the LLC is required to withhold any Federal, state, local or employment taxes in respect of any compensation income realized by the Participant in respect of Options granted hereunder or in respect of any Common Units so purchased, the LLC shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state, local or employment taxes required to be so withheld or, if such payments are due or to become due to the LLC, then such Participant shall be required to pay to the LLC, or to make other arrangements satisfactory to the LLC regarding payment to the LLC of the aggregate amount of all such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board in its sole discretion. Notwithstanding anything contained in the Plan, the Option Award Agreement or the Grant Letter to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the LLC's obligation as may otherwise be provided hereunder to provide Common Units to the Participant, and the failure of the Participant to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited.

                  (f) NO EVIDENCE OF EMPLOYMENT OR SERVICE. Nothing contained in the Plan or in any Grant Letter or Option Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment by or service with the LLC or its subsidiaries or interfere in any way with the right of the LLC or its subsidiaries or any successor thereto to not employ the Participant or at any time to terminate the Participant's employment or service, for any reason or no reason, with or without cause, or to increase or decrease the compensation of the Participant from the rate in existence on the date an Option is granted, in each case subject to the provisions of applicable law and an employment agreement or services agreement, if any, then in effect with the Participant.

                  7. ADJUSTMENTS.

                  (a) CAPITAL EVENTS. In the event that the outstanding number of the LLC's Common Units shall be increased or decreased or changed into or exchanged for a different number or kind of membership units or other securities of the LLC or of another legal entity through reorganization, merger, consolidation, recapitalization, reclassification, unit split, split-up, combination or exchange of units or declaration of any distributions payable in




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Common Units, the Board with the concurrence of the Majority Member shall make appropriate adjustments, if any, to (i) the number of Common Units (and the Purchase Price per Common Unit established under the Option Award Agreement for such Common Units) subject to any unexercised Option hereunder, and (ii) the aggregate number of Common Units subject to Options granted under this Plan pursuant to Section 3 hereof.

                  (b) CERTAIN DISTRIBUTIONS AND PURCHASES REQUIRING NO ADJUSTMENT. There shall be no adjustments to outstanding Options upon the issuance of additional Common Units for cash or other consideration upon a determination by the Board and the Majority Member in their sole and absolute discretion that the consideration is fair. Further, no adjustment shall be made to outstanding options upon distributions to holders of Common Units except in the case of extraordinary distributions of cash or property as determined by the Board and the Majority Member, in which case the Board with the concurrence of the Majority Member shall make such adjustments to the outstanding options as appropriate.

                  (c) OTHER CHANGES. Notwithstanding the foregoing, in the event of (i) any offer generally to all of the holders of the LLC's Units (including without limitation the Common Units) relating to the acquisition of their Units, including without limitation, through purchases, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets of the LLC, the Board with the concurrence of the Majority Member may make such adjustment as it deems equitable in respect of any outstanding Options. Any such determination by the Board shall be effective and binding for all purposes of this Plan.

                  (d) CONVERSION TO CORPORATE FORM. If the Board of Directors of the Company and the Majority Member determine to reorganize the Company as a corporation, the Company may be reorganized as a New Jersey (or other state) corporation and, in connection therewith, its Common Units may be reclassified as shares of stock in such corporation on such terms and conditions as are approved by both the Board of Directors and the Majority Member. In such event, the Board of Directors shall make appropriate provisions for the Units to represent equivalent options to purchase common stock in the corporation with substantially the same terms and conditions. In such event no consent or approval shall be required from Participant for the reorganization, the terms of the certificate of incorporation, revisions to the Drag Along Agreement or any other terms of the reorganization.

                  (e) REFERENCES TO APPROVAL BY THE MAJORITY MEMBER. Any references in this Plan to approval by the Majority Member shall cease if and when the Majority Member owns less than fifty percent of the outstanding Units. However, at such time the approval of the holders of a majority of the units outstanding shall be required.




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                  8. AMENDMENT AND TERMINATION.

                  (a) AMENDMENT. Subject to the LLC Agreement, the Board may amend this Plan from time to time in such respects as the Board may deem advisable with the consent of the Majority Member.

                  (b) SUSPENSION AND TERMINATION. The Board may suspend or terminate this Plan at any time. No Options may be granted while this Plan is suspended or after it is terminated.

                  (c) EFFECT OF AMENDMENT, TERMINATION OR SUSPENSION. Any such amendment, termination or suspension of this Plan shall not affect any Options already granted nor any Common Units so purchased, unless mutually agreed otherwise between the Participant and the LLC, which agreement must be in writing and signed by the Participant and the LLC. Notwithstanding the foregoing or any other provision of this Plan, the LLC Agreement may be amended without the consent of any Participant, regardless of the effect on any Participant.

                  9. COMPLIANCE WITH LAW; LEGENDS.

                  (a) COMPLIANCE WITH LAW. No Common Units shall be issued or sold with respect to Options granted under the Plan unless the issuance and delivery of such Common Units shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and applicable state securities laws, and shall be further subject to the approval of counsel for the LLC with respect to such compliance. As a condition to the issuance of Common Units upon exercise of an Option, the LLC may require the person purchasing or accepting such Common Units to make such representations and warranties at the time of any such purchase as the LLC may at that time determine, including without limitation representations and warranties contained in the Option Award Agreement, to the effect that (i) the Common Units are being acquired only for investment and not with a view to sell or distribute such Common Units, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing or acquiring the Common Units.

                  (b) LEGEND ON UNIT CERTIFICATES. Certificates, if any, representing Common Units purchased pursuant to this Plan shall contain a legend containing substantially the following:

                  THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED, SOLD OR DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT.

                  THESE COMMON UNITS ARE SUBJECT TO (i) CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPERATING AGREEMENT OF RYAN, BECK & CO., LLC (THE "COMPANY"), DATED AS OF MARCH 29, 2002 AS AMENDED FROM TIME TO TIME, (ii)




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         CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN OBLIGATIONS AS SET FORTH
         IN THE DRAG-ALONG AGREEMENT, DATED MARCH 29, 2002, AS AMENDED FROM TIME TO TIME, AND (iii) CERTAIN RIGHTS OF REPURCHASE AS SET FORTH IN AN OPTION AWARD AGREEMENT DATED, 2002

                  BETWEEN THE COMPANY AND AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENTS ARE ON FILE AT THE COMPANY'S PRINCIPAL OFFICES.

                  (c) LACK OF AUTHORITY. The inability of the LLC to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the LLC's counsel to be necessary to the lawful issuance of Options and sale of any Common Units under this Plan, shall relieve the LLC of any obligation to issue or sell (including any liability in respect of the failure to issue or sell) such Common Units as to which such requisite authority shall not have been obtained.

                  10. NON-EXCLUSIVITY OF THIS PLAN. The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as the Board may deem desirable, including, without limitation, the awarding of cash, and such arrangements may be either generally applicable or applicable only in specific cases.

                  11. GOVERNING LAW. THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

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